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                                                                    EXHIBIT 11.1

                       CALCULATION OF EARNINGS PER SHARE
    FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 28, 1997 AND JUNE 29, 1996

----------------------------------------------------------------------------------------------------------------------
                                                THREE MONTHS      THREE MONTHS       SIX MONTHS        SIX MONTHS
                                                    ENDED             ENDED             ENDED             ENDED
                                                JUNE 28, 1997     JUNE 29, 1996     JUNE 28, 1997     JUNE 29, 1996
----------------------------------------------------------------------------------------------------------------------
Net income . . . . . . . . . . . . . . . . . .   $2,033,461        $1,611,917        $3,212,754         $2,569,666
                                                 ==========        ==========        ==========         ==========
Common and common equivalent shares:
      Weighted average number of
      common shares outstanding
      during the period  . . . . . . . . . . .    5,676,862         5,445,610         5,654,543          5,444,708

      Common shares issuable upon exercise
          of outstanding stock options
               Primary . . . . . . . . . . . .      265,583           495,957           303,304            458,815
               Fully diluted . . . . . . . . .      287,381           495,957           306,623            493,595

      Common and common equivalent shares
          outstanding during the period
               Primary . . . . . . . . . . . .    5,942,445         5,941,567         5,957,847          5,903,523
                                                 ==========        ==========        ==========         ==========
               Fully diluted . . . . . . . . .    5,964,243         5,941,567         5,961,166          5,938,303
                                                 ==========        ==========        ==========         ==========
Earnings per share data
      Net income per common and common
          equivalent shares
               Primary . . . . . . . . . . . .     $   0.34          $   0.27          $   0.54           $   0.44
               Fully diluted . . . . . . . . .     $   0.34          $   0.27          $   0.54           $   0.43
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